Exhibit 99.1

Press Release

Applied Micro Circuits Corporation Reports First Quarter Fiscal 2016 Financial Results

SANTA CLARA, Calif., July 30, 2015 (GLOBE NEWSWIRE) - Applied Micro Circuits Corporation (Nasdaq: AMCC) (“AppliedMicro”) today reported its financial results for the fiscal 2016 first quarter ended June 30, 2015.

Fiscal Q1 2016 Financial Information

•	Consolidated net revenue of $37.8 million

•	GAAP net loss of $7.4 million or $0.09 per share

•	Non-GAAP net loss of $3.3 million or $0.04 per share

•	Total cash, cash equivalents and short-term investments of approximately $76.6 million as of June 30, 2015

Commenting on AppliedMicro’s fiscal 2016 first  quarter  operations, Dr. Paramesh Gopi, President and Chief Executive Officer, said, “During our first fiscal quarter we made excellent progress with our X-Gene®  product family with additional new customer deployments and evaluations, as well as the ongoing ecosystem development to support ARM®-based processors. We remain the industry’s only provider of production 64-bit ARM server processors, and interest in our products is stronger than ever before. Additionally, our connectivity business performed well in the quarter, driven by increased sales of our X-Weave® product line, and our HeliX® family of embedded processors is gaining excellent customer traction.

AppliedMicro provides non-GAAP results as additional information relating to its financial condition and business trends. This information should be considered in conjunction with corresponding GAAP measures. A reconciliation between GAAP and non-GAAP financial results is provided in the financial tables section of this press release.

Conference Call and Webcast

Management will host a conference call and simultaneous webcast to discuss first quarter fiscal 2016 results and business and financial outlook today, July 30, 2015, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time.

DIAL-IN:	(855) 777-0852
(631) 485-4854

PASSCODE:	83554587

WEBCAST:	Investor Relations section of the Company’s website at www.apm.com

A replay of the call will be available starting at 9:00 PM Eastern Time and can be accessed by dialing 855-859-2056 or 404-537-3406 and using the access code 83554587. The replay will be available through August 6, 2015.

About AppliedMicro

Applied Micro Circuits Corporation is a global leader in computing and connectivity solutions for next-generation cloud infrastructure and data centers. AppliedMicro delivers silicon solutions that dramatically lower total cost of ownership. Corporate headquarters are located in Santa Clara, California. www.apm.com.

(C) Copyright 2015, Applied Micro Circuits Corporation. AppliedMicro, X-Gene, X-Weave, HeliX, Server on a Chip, Cloud Processor and Cloud Server are trademarks or registered trademarks of Applied Micro Circuits Corporation. All other product or service names are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements that reflect the Company's current views and expectations with respect to future events and financial performance, including statements regarding the Company's strategic focus; new product development, commercialization and customer acceptance; the development of the X-Gene and ARM ecosystems; the anticipated performance of the Company’s base business; and future revenues, expenses and liquidity. These forward-looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, customer demand for the Company's products, successful and timely development of products, an evolving competitive landscape, rapid technological change, increased supplier lead times and other supply chain constraints, the businesses and budgeting decisions of the Company's major customers, which may cause delays, reductions, rescheduling or cancellation of customer orders, successful management and retention of key personnel and service providers, market acceptance of new products and technologies, legal and regulatory developments, and general economic conditions, and do not take into account any restructuring or related activities that the Company may undertake. More information about potential factors that could affect the Company's business and financial results is included in the "Risk Factors" set forth in the Company's Annual Report on Form 10-K for the year ended March 31, 2015, and its other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the issuance of this press release.

CONTACT:

Investor Relations Contact:
Suzanne Schmidt
Phone: (415) 217-4962
E-Mail: suzanne@blueshirtgroup.com

Media Contact:
Mike Major
Phone: (408) 542-8831
E-mail: mmajor@apm.com

APPLIED MICRO CIRCUITS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)
	June 30, 2015	March 31, 2015
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$76,616	$75,358
Accounts receivable, net	11,526	12,407
Inventories	19,803	23,514
Other current assets	15,665	16,840
Total current assets	123,610	128,119
Property and equipment, net	15,227	16,749
Goodwill	11,425	11,425
Other assets	1,173	2,570
Total assets	$151,435	$158,863
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,473	$13,896
Other current liabilities	21,162	17,571
Total current liabilities	31,635	31,467
Non-current liabilities:
Non-current liabilities	1,004	4,291
Stockholders' equity	118,796	123,105
Total liabilities and stockholders' equity	$151,435	$158,863

APPLIED MICRO CIRCUITS CORPORATION
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)
	Three Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014
Net revenues	$37,813	$37,048	$50,272
Cost of revenues	16,806	16,482	20,257
Gross profit	21,007	20,566	30,015
Operating expenses:
Research and development	21,617	24,583	33,205
Selling, general and administrative	8,764	7,959	9,058
Amortization of purchased intangible assets	—	—	62
Restructuring	96	4,098	1,211
Total operating expenses	30,477	36,640	43,536
Operating loss	(9,470)	(16,074)	(13,521)
Interest and other income, net	1,644	1,029	315
Loss before income taxes	(7,826)	(15,045)	(13,206)
Income tax (benefit) expense	(422)	99	(141)
Net loss	$(7,404)	$(15,144)	$(13,065)
Basic and diluted net loss per share:	$(0.09)	$(0.19)	$(0.17)
Shares used in calculating basic and diluted net loss per share	81,179	80,667	77,916

APPLIED MICRO CIRCUITS CORPORATION
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET (LOSS) INCOME
(in thousands, except per share data)
(unaudited)
	Three Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014
GAAP net loss	$(7,404)	$(15,144)	$(13,065)
Adjustments:
Stock-based compensation charges	6,092	4,002	5,216
Amortization of purchased intangible assets	—	—	62
Veloce acquisition consideration	—	2,090	7,140
Restructuring	96	4,098	1,211
Impairment of strategic investments	—	500	—
Reversals of impairment charges upon sales of marketable securities	(1,427)	(1,176)	(18)
Income tax effect of non-GAAP adjustments	(622)	(151)	(391)
Total GAAP to Non-GAAP adjustments	4,139	9,363	13,220
Non-GAAP net (loss) income	$(3,265)	$(5,781)	$155
Diluted non-GAAP net (loss) income per share	$(0.04)	$(0.07)	$0.00
Shares used in calculating diluted non-GAAP net (loss) income per share	81,179	80,667	79,082
Diluted net (loss) income per share:
GAAP diluted net loss per share	$(0.09)	$(0.19)	$(0.17)
GAAP to non-GAAP adjustments	0.05	0.12	0.17
Non-GAAP diluted net (loss) income per share	$(0.04)	$(0.07)	$0.00
Reconciliation of shares used in calculating non-GAAP net (loss) income per share:
Shares used in calculating the basic net (loss) income per share	81,179	80,667	77,916
Adjustment for dilutive securities	—	—	1,166
Shares used in calculating diluted non-GAAP net (loss) income per share	81,179	80,667	79,082

APPLIED MICRO CIRCUITS CORPORATION
SCHEDULE OF SELECTED GAAP TO NON-GAAP ADJUSTMENTS
(in thousands)
(unaudited)
The following schedule reconciles selected line items on the condensed consolidated statements of operations from the GAAP basis to the non-GAAP basis:
	Three Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014
GROSS PROFIT:
GAAP gross profit	$21,007	$20,566	$30,015
Amortization of purchased intangible assets	—	—	—
Stock-based compensation expense	93	69	47
Non-GAAP gross profit	$21,100	$20,635	$30,062
OPERATING EXPENSES:
GAAP operating expenses	$30,477	$36,640	$43,536
Stock-based compensation expense	(5,999)	(3,933)	(5,169)
Amortization of purchased intangible assets	—	—	(62)
Veloce acquisition consideration	—	(2,090)	(7,140)
Restructuring	(96)	(4,098)	(1,211)
Non-GAAP operating expenses	$24,382	$26,519	$29,954
INTEREST AND OTHER INCOME, NET
GAAP interest and other income, net	$1,644	$1,029	$315
Impairment of strategic investments	—	500	—
Reversals of impairment charges upon sales of marketable securities	(1,427)	(1,176)	(18)
Non-GAAP interest and other income, net	$217	$353	$297
INCOME TAX (BENEFIT) EXPENSE:
GAAP income tax (benefit) expense	$(422)	$99	$(141)
Income tax adjustment	622	151	391
Non-GAAP income tax expense	$200	$250	$250
RESEARCH AND DEVELOPMENT :
GAAP research and development	$21,617	$24,584	$33,205
Stock-based compensation expense	(4,060)	(2,619)	(3,271)
Veloce acquisition consideration	—	(2,090)	(7,140)
Non-GAAP research and development	$17,557	$19,875	$22,794
SELLING, GENERAL AND ADMINISTRATIVE :
GAAP selling, general and administrative	$8,764	$7,959	$9,058
Stock-based compensation expense	(1,939)	(1,314)	(1,898)
Non-GAAP selling, general and administrative	$6,825	$6,645	$7,160

APPLIED MICRO CIRCUITS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)
	Three Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014
Operating activities:
Net loss	$(7,404)	$(15,144)	$(13,065)
Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Depreciation	1,838	1,957	2,174
Amortization of purchased intangible assets	—	—	62
Stock-based compensation expense	6,092	4,002	5,216
Veloce acquisition consideration	—	2,090	7,140
Tax effect on other comprehensive loss	—	160	(194)
Non-cash restructuring charges	—	2,601	—
Impairment of strategic investments	—	500	—
(Gain) loss on short-term investments and other, net	(1,455)	(1,216)	16
Changes in operating assets and liabilities:
Accounts receivable, net	882	6,840	2,246
Inventories	3,723	698	(1,745)
Other assets	2,464	(705)	1,942
Accounts payable	(3,453)	(6,193)	(6,479)
Accrued payroll and other accrued liabilities	220	(2,200)	1,663
Veloce accrued liability	(65)	(169)	(6,383)
Deferred revenue	7	36	502
Net cash provided by (used for) operating activities	2,849	(6,743)	(6,905)
Investing activities:
Proceeds from sales and maturities of short-term investments	7,444	11,142	682
Purchases of short-term investments	(1,129)	(17,165)	(1,320)
Proceeds from sale of property and equipment	25	—	—
Purchases of property and equipment and other assets	(315)	(2,481)	(4,264)
Proceeds from sale of TPack	—	—	3,353
Net cash provided by (used for) investing activities	6,025	(8,504)	(1,549)
Financing activities:
Proceeds from issuances of common stock	133	1,964	106
Funding of restricted stock units withheld for taxes	(1,212)	(302)	(924)
Net cash (used for) provided by financing activities	(1,079)	1,662	(818)
Net increase (decrease) in cash and cash equivalents	7,795	(13,585)	(9,272)
Cash and cash equivalents at the beginning of the period	36,495	50,080	71,539
Cash and cash equivalents at the end of the period	$44,290	$36,495	$62,267